UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2006

ENER1, INC.
(Exact name of registrant as specified in its charter)

FLORIDA	0-21138	59-2479377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Cypress Creek Road, Suite 100
Ft. Lauderdale, Florida
(Address of principal executive offices)

33309
(Zip Code)

(954) 556-4020
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 19, 2006, Charles A. Gassenheimer became the Chairman of the Board of Directors of Ener1, Inc. (“Ener1”). Mr. Gassenheimer was appointed as Chief Executive Officer of Ener1 Group, Inc., the majority stockholder of Ener1, on January 17, 2006. Prior to joining Ener1 Group, Mr. Gassenheimer was Managing Director and Portfolio Manager of both the Convertible Arbitrage Division and Private Investment Group of Satellite Asset Management (“Satellite”), a hedge fund with approximately $6 billion in assets under management and offices in New York and London. Satellite’s affiliates own approximately 47.5% of Ener1’s senior secured convertible debentures due January 2009, which Ener1 issued in January 2004, and approximately 70.3% of Ener1’s senior secured convertible debentures due March 2009, which Ener1 issued in March 2005. Also on January 19, 2006 Kevin P Fitzgerald resigned his position as a Director of Ener1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2006	Ener1, Inc. (Registrant) By: /s/ Ronald Stewart Ronald Stewart Interim Chief Executive Officer